Exhibit 10.43

EXECUTION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 6 TO
MASTER REPURCHASE AGREEMENT

Amendment No. 6 to Master Repurchase Agreement (the “Amendment”), dated as of May 28, 2019, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and AmeriHome Mortgage Company, LLC (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain (a) Master Repurchase Agreement, dated as of July 24, 2015 (as amended by Amendment No. 1, dated as of October 15, 2015, Amendment No. 2, dated as of May 31, 2016, Amendment No. 3, dated as of August 11, 2016, Amendment No. 4, dated as of May 30, 2017 and Amendment No. 5, dated as of June 5, 2018, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of July 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.         Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1          deleting the definition of “LTV” in its entirety and replacing it with the following:

“LTV” shall mean (a) with respect to any Mortgage Loan other than a HARP Mortgage Loan or Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination, (b) with respect to any Mortgage Loan that is a HARP Mortgage Loan, the ratio of the original outstanding principal amount of the HARP Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under HARP 2.0 and (c) with respect to any Mortgage Loan that is an Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

1.2          adding the following definition in its proper alphabetical order:

“Agency High LTV Mortgage Loan” shall mean a Mortgage Loan, which is secured by a first lien, and such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase and (b) has a LTV in excess of the amounts for Conforming Mortgage Loans but otherwise meets the requirements of the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

SECTION 2.         Notices and Other Communications.  Section 24 of the Existing Repurchase Agreement is hereby amended by:

2.1          deleting Seller’s notice information in its entirety and replacing it with the following:

If to Seller:

AmeriHome Mortgage Company, LLC
1 Baxter Way, Suite 300
Thousand Oaks, California 91362-3888

AmeriHome Mortgage Company, LLC
1 Baxter Way, Suite 300
Thousand Oaks, California 91362-3888

With a copy to:

AmeriHome Mortgage Company, LLC
1 Baxter Way, Suite 300
Thousand Oaks, California 91362-3888
Attention: Legal Department
Email: legal@amerihome.com

2.2          deleting Buyer’s notice information in its entirety and replacing it with the following:

If to Buyer:

UBS AG
1285 Avenue of the Americas
New York, NY 10019
Attention:  Gary Timmerman
Telephone:  212-649-8156
Facsimile:  212-713-9640
Email:  Gary.Timmerman@ubs.com

With a copy to:

Chad Eisenberger
Executive Director & Counsel
UBS Business Solutions LLC
1285 Avenue of the Americas
New York, NY 10019
Phone:  212-821-4885
Email:  Chad.Eisenberger@ubs.com

And:

OL-SGMF-Business@ubs.com

SECTION 3.         Representations and Warranties.  Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraphs (r), (w) and (ii) in their entirety and replacing them with the following:

(r)            LTV, PMI Policy.  No Conforming Mortgage Loan has an LTV greater than [***].  The LTV of the Conforming Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Conforming Mortgage Loan is reduced to 80%.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Conforming Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Conforming Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.  The LTV of any HARP Mortgage Loan is no greater than [***] if such Mortgage Loan is (i) a fixed-rate Mortgage Loan with a term in excess of [***] years, or (ii) an adjustable-rate Mortgage Loan with an initial fixed period greater than or equal to five (5) years, unless otherwise approved by Buyer in its sole discretion.  The LTV of any Agency High LTV Mortgage Loan meets the requirements of the “High LTV Refinance

Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

(w)          Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  No Mortgage Loan contains terms or provisions which would result in negative amortization.  Principal payments on a Mortgage Loan that is not a Ginnie Mae Modified Loan commenced no more than sixty-two (62) days after funds were disbursed in connection with the Mortgage Loan.  The mortgage interest rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule.  The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.  Unless otherwise specified, the Mortgage Loan is payable on the first day of each month.  There are no Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.

(ii)           No Buydown Provisions; No Graduated Payments or Contingent Interests.  Unless otherwise permitted by the applicable Agency, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

SECTION 4.         Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1          Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller;

(b)           Amendment No. 13 to Pricing Letter, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller; and

(c)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.         Ratification of Agreement.  As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 6.         Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.  The Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 7.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8.         Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.         Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.  The original documents shall be promptly delivered, if requested.

SECTION 10.       Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11.       GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE

EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Ari Lash
Name: Ari Lash
Title: Executive Director

By:	/s/ Chi Ma
Name: Chi Ma
Title: Director

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:	/s/ Kathleen Conte
Name: Kathleen Conte
Title: SCP – Capital Markets

Signature Page to Amendment No. 6 to Master Repurchase Agreement